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                                                                       EXHIBIT 1

                 LIST OF OFFICERS AND DIRECTORS OF WESLEY CLOVER



         The Principal business address for each of the officers and directors of Wesley Clover is:

                                      555 Legget Drive
                                      Tower B, Suite 530
                                      Kanata, Ontario
                                      CANADA

OFFICERS:

Dr. Terence Matthews:  Chairperson
Andrew Waitman:  President
Tomas Valis:  Vice President
Jose Medeiros:  Treasurer
David Adderley:  Secretary


DIRECTOR:

Dr. Terence Matthews